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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on January 18, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METABOLIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3158289 (I.R.S. Employer Identification No.)
21 Erie Street Cambridge, Massachusetts 02139 (617) 583-1700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jay Kouba
President and Chief Executive Officer
Metabolix, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 583-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Sarah P. Cecil, Esq. General Counsel Metabolix, Inc. 21 Erie Street Cambridge, MA 02139 (617) 583-1700	Christopher J. Denn, Esq. Robert E. Puopolo, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

           Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(3)(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Warrants

Total:	$100,000,000.00		$100,000,000.00	$3,930.00

(1)
This registration statement also covers (i) common stock and preferred stock that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)
An indeterminate number of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $100,000,000 or the equivalent thereof in one or more currencies.
(3)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)
The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the shares of the securities registered hereunder.
(5)
Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price.

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2008

PROSPECTUS

METABOLIX, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

        This prospectus relates to common stock, preferred stock and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is traded on The NASDAQ Global Market under the symbol "MBLX."

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 3 of this prospectus. We may include additional risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2008.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" carefully before making an investment decision.

        Unless the context otherwise requires, in this prospectus, "Metabolix," "the Company," "we," "us," "our" and similar names refer to Metabolix, Inc. and its subsidiaries.

ABOUT METABOLIX, INC.

        We are a biotechnology company that develops and plans to commercialize environmentally sustainable, economically attractive alternatives to petrochemical-based plastics, fuels and chemicals. Our strategy is to develop technology platforms that integrate advanced biotechnology with current industrial practice and to commercialize these platforms with industry leading strategic partners. Our first platform, which we will be commercializing through Telles, a joint venture with Archer Daniels Midland Company, or ADM, is a proprietary, large-scale microbial fermentation system for producing a versatile family of naturally occurring polymers known as polyhydroxyalkanoates, which we call Mirel™ biobased plastic. Our microbial fermentation system combines our proprietary engineered bacteria with corn sugar and other materials in a fermenter. The bacteria digest the corn sugar and produce the biobased plastic inside the bacteria. We separate the biobased plastic from the remainder of the bacteria and formulate the polymer into its final form for commercial sale. Through our joint venture with ADM, we intend to sell these polymers as environmentally friendly, but functionally equivalent, alternatives to petrochemical-based plastics in a wide range of commercial applications, including disposable goods, packaging, agricultural products, and consumer goods. Mirel will be produced in a 110 million pound annual capacity commercial scale plant, or Commercial Manufacturing Facility, which is presently under construction by ADM in Clinton, Iowa. The Commercial Manufacturing Facility will produce biodegradable Mirel biobased plastic out of corn sugar, an abundant agriculturally-produced renewable resource. We are currently producing pre-commercial quantities of Mirel jointly with ADM at a small scale pre-commercial manufacturing facility.

        Our second technology platform, which is in an early stage, is a biomass biorefinery system using plant crops to co-produce both biobased plastic and biomass feedstock for the production of power or liquid fuels such as ethanol. For this system, we are engineering switchgrass to produce biobased plastic in the leaf and stem of the plant. Also, we have a collaboration with the Australian Cooperative Research Centre to do the same in sugarcane. We intend to extract the polymer from the engineered plant crop and use the remaining plant material as a biomass feedstock for the production of energy products including electricity and ethanol. Switchgrass is a commercially and ecologically attractive, non-food energy crop that is indigenous to North America and is generally considered to be a leading candidate for cellulose-derived production of ethanol and other biofuels. Sugarcane is an established energy crop that is well suited for tropical regions of the world. We believe that using these crops to co-produce these products can offer superior economic value and productivity as compared to single product systems that produce them individually. We have been working on our biomass biorefinery platform using switchgrass with support from the U.S. Department of Energy and the U.S. Department of Agriculture for several years, and we believe that we are a scientific leader in this field. Our goals for this program are to have commercially viable switchgrass varieties in pre-commercial field trials in approximately four years and to establish strategic alliances with attractive partners to commercially exploit this platform.

        As demonstrated by our first two technology platforms, we take an integrated systems approach to our technology development. We are focused on developing entire production systems from gene to end product as opposed to developing specific technologies (for example, gene sequencing, shuffling or directed evolution) or singular aspects of a product's production (for example, providing a key enzyme, catalyst or ingredient). We believe this systems approach optimizes manufacturing productivity and, when commercialized, will enable us to capture more economic value from any platform that we pursue. We have core capabilities in microbial genetics, fermentation process engineering, chemical engineering, polymer science, plant genetics and botanical science, and we have assembled these capabilities in a way that has allowed us to integrate biotechnology with chemical engineering and industrial practice. We believe that our approach can be applied to other products and chemicals to help establish and grow environmentally sustainable plastics, fuels and chemical industries.

        We intend to apply our core capabilities in microbial engineering and plant transformation to develop biological routes to other chemicals and chemical intermediates and to research switchgrass varieties with improved traits for higher yields and greater ease of conversion to fuels such as ethanol. In September 2007 the U.S. Department of Commerce's National Institute of Standards and Technology approved a $2,000,000 award for us to develop a commercially viable process for producing biobased chemicals from renewable agricultural products. This award will fund our integrated bio-engineered chemicals program, which is beginning development of clean, sustainable solutions for widely used four-carbon industrial chemicals.

        To exploit our first technology platform, we are working with ADM to build the Commercial Manufacturing Facility in Clinton, Iowa, which we expect will commence commercial production of Mirel in December 2008. The biobased plastics that this facility will produce are highly versatile and range in properties from strong, moldable thermoplastics to highly elastic materials and soft, sticky compositions. They can be made as resins or as latex with excellent film-forming characteristics. These properties allow for a wide variety of commercial applications, offering an environmentally-friendly alternative to petroleum-derived synthetic materials which are not biodegradable. Through our joint venture with ADM we intend to initially position Mirel as a premium priced specialty material catering to customers who want to match the functionality of petrochemical-based plastic, but add the dimension of environmental responsibility to their products and brands.

        With ADM we have initiated product and business development activities including production of pre-commercial amounts of Mirel, working with potential customers, and initiation of qualification trials of our material for selected customer applications. We expect that our products will initially be sold to companies that are:

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  establishing themselves as leaders of the emerging market trend toward environmentally responsible products and services;

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  addressing current or anticipated regulatory pressure to shift to more sustainable industry; or

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  selling products where biodegradability is a key functional requirement.

CORPORATE INFORMATION

        We were incorporated in Massachusetts in June 1992 under the name of Metabolix, Inc. In September 1998, we reincorporated in Delaware. Our principal executive offices are located at 21 Erie Street, Cambridge, Massachusetts 02139, and our telephone number is (617) 583-1700. Our worldwide web address is www.metabolix.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. Metabolix, Biopol and Where Nature Performs are our registered trademarks. Mirel and Telles are also our trademarks. All other trademarks, tradenames and service marks appearing in this prospectus are the property of their respective owners. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as reports relating to our securities filed by others pursuant to Section 16 of such act, are available through the investor relations page of our Internet website free of charge as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the "SEC"). The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Metabolix and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) contain statements with respect to the Company which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "could," "seek," "intends," "plans," "estimates," "anticipates" or other comparable terms. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in "Risk Factors" in any prospectus supplement and in the documents incorporated by reference herein or therein.

        We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

        You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

        We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of this calculation, "earnings" consist of net loss from continuing operations plus fixed charges. "Fixed charges" consist of the sum of interest expense and the component of rental expense believed by management to be representative of the interest factor for those amounts.

	Year ended December 31,
						Nine Months ended September 30, 2007
	2002	2003	2004	2005	2006
	(in millions)
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Coverage Deficiency	$5.2	$6.6	$5.1	$7.6	$16.1	$20.6

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended to date, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part and, with respect to any new shares of preferred stock, the certificate of designation which will be filed with the SEC for each new series of preferred stock we may designate, if any.

General

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

        We have 105,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 100,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. The authorized shares of common stock and undesignated preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

        As of December 31, 2007, there were 22,576,111 shares of our common stock outstanding and held of record by approximately 175 stockholders.

        Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described below in "Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law," a majority vote of common stockholders is generally required to take action under our certificate of incorporation and by-laws.

Preferred Stock

        Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock.

        Our board of directors will make any determination to issue such shares based on its judgment as to our company's best interests and the best interests of our stockholders.

Warrants

        As of December 31, 2007, warrants to purchase a total of 98,819 shares of our common stock were outstanding with exercise prices of $0.12 per share, $3.30 per share and $13.21 per share. These warrants expire on various dates through May 21, 2014.

Registration Rights

        We entered into a stockholders' agreement, dated as of January 19, 2006, with the holders of shares of our common stock issuable upon conversion of the shares of preferred stock and other stockholders, including certain members of our management. Under this agreement, holders of shares having registration rights can demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right to postpone a requested registration for a period of no more than 180 days if we determine that this offering would be materially detrimental to us.

        Demand Registration Rights.    The holders of approximately 72,916 shares of common stock are entitled to certain demand registration rights, upon the request of holders of a certain percentage of such shares, pursuant to which they may require us to file a registration statement under the Securities Act at our expense with respect to their shares of common stock. We are required to use our best efforts to effect any such registration.

        Piggyback Registration Rights.    If we propose to register any of our securities under the Securities Act for our own account or the account of any other holder, the holders of approximately 72,916 shares of common stock are entitled to notice of such registration and are entitled to include shares of their common stock therein.

        We will pay all registration expenses, other than underwriting discounts and commissions, related to any demand or piggyback registration. The stockholders' agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

        The above-described registration rights do not apply to shares which are available for sale and can be sold (whether or not so sold) pursuant to Rule 144A or Rule 144 of the 1933 Act, or any similar rule promulgated by the Commission permitting the resale of restricted securities without the necessity of a registration statement under the 1933 Act.

Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law

        Our certificate of incorporation and by-laws includes a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

        Board Composition and Filling Vacancies.    In accordance with our certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

        No Written Consent of Stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

        Meetings of Stockholders.    Our by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

        Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

        Amendment to By-Laws and Certificate of Incorporation.    As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our by-laws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

        Blank Check Preferred Stock.    Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

        Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

  •
  at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

        The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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  the price at which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

        Each securities warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

        After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

        If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

        If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering by selling more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

        Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of such securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

        Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, also referred to in this prospectus as the "Securities Act") of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

        Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

        Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on NASDAQ, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov, or on our website at http://www.metabolix.com under the "Investor Relations" link. Information contained on our website is not part of this prospectus. In addition, our stock is listed for trading on The NASDAQ Global Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

        This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may:

  •
  inspect a copy of this prospectus, including the exhibits and schedules, without charge at the public reference room;

  •
  obtain a copy of this prospectus from the SEC upon payment of the fees prescribed by the SEC; or

  •
  obtain a copy of this prospectus from the SEC website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The documents we are incorporating by reference as of their respective dates of filing are:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 29, 2007;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, filed with the SEC on May 11, 2007; June 30, 2007, filed with the SEC on August 8, 2007; and September 30, 2007, filed with the SEC on November 6, 2007;

  •
  Our Current Reports on Form 8-K filed with the SEC on April 5, 2007; May 3, 2007 (as amended on May 22, 2007 and June 19, 2007); May 23, 2007; July 27, 2007 and November 26, 2007;

  •
  Portions of our Proxy Statement filed with the SEC on April 12, 2007 that have been incorporated by reference into our Annual Report on Form 10-K; and

  •
  The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on November 6, 2006, including any amendments or reports filed for the purpose of updating the description.

        All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Investor Relations
Metabolix, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 583-1700

        You should rely only on the information contained in this prospectus, any prospectus supplement or any document to which we have referred you. We have not authorized anyone else to provide you with information that is different. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus or any prospectus supplement is current only as of the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses payable by us in connection with the offerings described in this registration statement, other than underwriting discounts and commissions.

SEC Registration Fee	$3,930
NASDAQ Global Market Listing Fee	65,000	*
Printing Expenses	25,000	*
Accounting Fees and Expenses	15,000	*
Legal Fees and Expenses	35,000	*
Miscellaneous	20,000	*
TOTAL	$163,930	*

*
Estimated pursuant to Item 511 of Regulation S-K.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Delaware General Corporation Law and our certificate of incorporation and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

        Our certificate of incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

        Our by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

ITEM 16.    EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference herein to the exhibits to the Company's Registration Statement on Form S-1 (File No. 333-135760))
4.2	Amended and Restated By-Laws of the Company (incorporated by reference herein to the exhibits to the Company's Registration Statement on Form S-1 (File No. 333-135760))
4.3**	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate)
4.4**	Form of Preferred Warrant Agreement (together with form of Preferred Stock Warrant Certificate)
4.5**	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate)
4.6	Specimen Stock Certificate for shares of the Company's Common Stock (incorporated by reference herein to the exhibits to the Company's Registration Statement on Form S-1 (File No. 333-135760))
5.1*	Legal Opinion of Goodwin Procter LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
23.2*	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement)

*
Filed herewith.

**
To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.

ITEM 17.    UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby further undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) of this paragraph (1) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

           (ii)  if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (8)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on January 18, 2008.

METABOLIX, INC.
By:	/s/ JAY KOUBA
	Name:	Jay Kouba
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Metabolix, Inc. hereby severally constitute and appoint Jay Kouba and Sarah P. Cecil, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Metabolix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAY KOUBA Jay Kouba	President and Chief Executive Officer and Director (principal executive officer and principal financial officer)	January 11, 2008
/s/ EDWARD GILES Edward Giles	Director	January 18, 2008
/s/ PETER N. KELLOGG Peter N. Kellogg	Director	January 18, 2008
/s/ JACK W. LASERSOHN Jack W. Lasersohn	Director	January 18, 2008
/s/ EDWARD M. MULLER Edward M. Muller	Director	January 18, 2008

/s/ OLIVER P. PEOPLES Oliver P. Peoples	Director	January 10, 2008
/s/ ANTHONY J. SINSKEY Anthony J. Sinskey	Director	January 18, 2008
/s/ MATTHEW STROBECK Matthew Strobeck	Director	January 15, 2008
/s/ ROBERT L. VAN NOSTRAND Robert L. Van Nostrand	Director	January 18, 2008

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference herein to the exhibits to the Company's Registration Statement on Form S-1 (File No. 333-135760))
4.2	Amended and Restated By-Laws of the Company (incorporated by reference herein to the exhibits to the Company's Registration Statement on Form S-1 (File No. 333-135760))
4.3**	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate)
4.4**	Form of Preferred Warrant Agreement (together with form of Preferred Stock Warrant Certificate)
4.5**	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate)
4.6	Specimen Stock Certificate for shares of the Company's Common Stock (incorporated by reference herein to the exhibits to the Company's Registration Statement on Form S-1 (File No. 333-135760))
5.1*	Legal Opinion of Goodwin Procter LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
23.2*	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement)

*
Filed herewith.

**
To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.